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                                                                       Exhibit 5

                      PORTER, WRIGHT, MORRIS & ARTHUR LLP
                             41 South High Street
                           Columbus, Ohio 43215-6194
                            Telephone: 614/227-2000
                            Facsimile: 614/227-2100


                               December 13, 2001


Huntington Bancshares Incorporated
Huntington Center
41 S. High St.
Columbus, Ohio 43287


     Re:  Registration Statement on Form S-8
          Huntington Bancshares Incorporated Employee Stock Incentive Plan (the "Plan")

Gentlemen:

     We have acted as counsel for Huntington Bancshares Incorporated, a Maryland corporation ("Huntington"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by Huntington with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 4,000,000 shares of Huntington common stock, without par value (the "Shares"), to be issued under the Plan.

     In connection with this opinion, we have examined such corporate records, documents, and other instruments of the registrant as we have deemed necessary.

     Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,

                              /s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP

                              PORTER, WRIGHT, MORRIS & ARTHUR  LLP